As filed with the U.S. Securities and Exchange Commission on October 16, 2020.

Registration No. 333- 249411

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Ajax I
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1554459
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

667 Madison Avenue
New York, NY 10606
Telephone: (212) 655-2685
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel Och
Chief Executive Officer
c/o Ajax I
667 Madison Avenue
New York, NY 10606
Telephone: (212) 655-2685
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregg A. Noel, Esq. Michael J. Schwartz, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1400 Palo Alto, California 94301 (650) 470-4500	Paul D. Tropp, Esq. Christopher J. Capuzzi, Esq. Ropes & Gray LLP 1211 Avenue of the Americas New York, New York 10036 (212) 596-9000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value per share, and one-fourth of one redeemable warrant(2)	86,250,000	$10.00	$862,500,000	$94,099
Class A ordinary shares included as part of the units(3)	86,250,000	—	—	—	(4)
Redeemable warrants included as part of the units(3)	21,562,500	—	—	—	(4)
Total			$862,500,000	$94,099	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 11,250,000 units, consisting of 11,250,000 Class A ordinary shares and 2,812,500 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover the purchase of additional units, if any.

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).

(5)	The filing fee has been previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Ajax I is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-249411) as an exhibits-only filing to file the exhibits attached hereto. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted..

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)     Exhibits.    The following exhibits are being filed herewith:

Exhibit	Description
1.1**	Form of Underwriting Agreement
3.1**	Memorandum and Articles of Association
3.2**	Form of Amended and Restated Memorandum and Articles of Association
4.1**	Specimen Unit Certificate
4.2**	Specimen Class A Ordinary Share Certificate
4.3**	Specimen Warrant Certificate (included in Exhibit 4.4)
4.4**	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
5.1**	Opinion of Maples and Calder
5.2**	Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
10.1**	Promissory Note, dated September 16, 2020, issued to Ajax I Holdings, LLC
10.2**	Form of Letter Agreement among the Registrant and its directors and officers and Ajax I Holdings, LLC
10.3**	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.4**	Form of Registration Rights Agreement between the Registrant and certain security holders
10.5**	Securities Subscription Agreement, dated September 16, 2020, between the Registrant and Ajax I Holdings, LLC
10.6**	First Amendment to the Securities Subscription Agreement, dated October 15, 2020, between the Registrant and Ajax I Holdings, LLC.
10.7**	Form of Sponsor Warrants Purchase Agreement between the Registrant and Ajax I Holdings, LLC
10.8**	Form of Indemnity Agreement
10.9**	Form of Administrative Services Agreement, by and between the Registrant and an affiliate of the Registrant
14**	Form of Code of Ethics and Business Conduct
23.1*	Consent of Marcum LLP
23.2**	Consent of Maples and Calder (included in Exhibit 5.1)
23.3**	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)
24**	Power of Attorney (included on signature page to the initial filing of this Registration Statement)
99.1*	Consent of Daniel Och
99.2*	Consent of Glenn Fuhrman
99.3*	Consent of J. Morgan Rutman
99.4*	Consent of Steve Ells
99.5*	Consent of Jim McKelvey
99.6*	Consent of Kevin Systrom
99.7*	Consent of Anne Wojcicki

*	Previously filed.

**	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 16th day of October, 2020.

Ajax I

By:	/s/ Daniel Och
Name:	Daniel Och
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel Och	Chief Executive Officer and Director	October 16, 2020
Daniel Och

/s/ J. Morgan Rutman	Chief Financial Officer	October 16, 2020
J. Morgan Rutman

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